SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

LMP REAL ESTATE INCOME FUND INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VOTE NOW ON YOUR WHITE PROXY CARD

LMP REAL ESTATE INCOME FUND INC.

620 Eighth Avenue

New York, New York 10018

April 28, 2015

DEAR STOCKHOLDER:

Thank you for the support and loyalty that you have shown to your Board of Directors and to Legg Mason Management regarding the upcoming stockholders meeting of LMP Real Estate Income Fund Inc. on May 29, 2015.

It is essential that you vote the WHITE proxy card FOR the election of your Board’s nominees.

Do NOT send in the green proxy card—it will CANCEL your vote for your Board’s nominees.

As you consider your vote, we want you to have important information about some key questions you may be considering.

1.	Why has the dissident Bulldog started a proxy fight?

Bulldog is an activist hedge fund manager run by Phillip Goldstein. He has a history of targeting closed-end funds and starting proxy fights hoping that the funds will negotiate or cave to his demands to initiate a self-tender. He has waged almost 40 fights over the years and regardless of a fund’s performance or impact on existing stockholders, his end game is to force a fund’s Board and Management to commence a self-tender that will line his pockets with profits at the expense of other stockholders.

2.	How will a forced tender affect your investment?

Closed-end funds that are forced to initiate self-tenders run the risk of promoting a “fire sale.” Your Fund may be forced to sell strategic investments at a disadvantageous time. If your Fund is forced into an unnecessary sale of its strategic investments, it will impair the value of your investment, reduce your Fund’s future earnings that are available for distributions and increase your Fund’s expense ratio. Any resulting reduction in your Fund’s NAV discount will likely be very short-lived and, as independent research has shown, may be followed by a widening of the discount.

3.	Is the dissident looking out for YOU?

The simple answer is NO. Your Board and Management have been promoting your interests for many years through strong performance and steady distributions. This performance is the reason that you invested in this type of fund in the first place. The dissident only cares about his short-term gains and is definitely not looking to the long-term impact on your investment. In fact, he bought most of his shares within the last few months and is trying to make a “hit and run” profit at your expense. Once he is done with your Fund, he will likely move on to his next target.

4.	Do I want an outsider to interfere with my Fund’s Board and Management?

Absolutely not. Your Board’s incumbent nominees are independent, highly experienced and well qualified. Continuity of your Board is important. It is critical that we have independent nominees with a track record of good business judgment in the performance of their duties as directors who can engage effectively with the other directors and Management. We believe the dissident nominees have only one objective: to force a self-tender.

5.	How has your Fund performed?

Your Fund has had extraordinary performance over both the short and long-term. In fact, annualized market performance over the last 1-, 3-, 5- and 10-year periods ended March 31, 2015 has been 28.02%, 15.09%, 15.19% and 8.31%, respectively, which compares to 19.49%, 10.95%, 14.77% and 7.17% for the Fund’s Lipper peers.

6.	Has the dissident accurately described how your stockholder information has been handled?

Not at all. The Fund’s stockholder list contains your personal information and as a matter of policy, the Fund will not release private stockholder records without first obtaining information mandated by applicable law. Your stockholder information was provided after requesting and obtaining necessary confirmations and a careful determination that all legal and privacy safeguards were finally met.

Your Board’s sole objective is to protect ALL stockholders. Please reject the dissident’s attempt to implement his agenda at the expense of long-term holders by voting for your Board.

If you have already returned a WHITE proxy card, we appreciate your vote of confidence. We greatly value the trust you have placed in us and thank you for your continued support.

Sincerely,

KENNETH FULLER
CHAIRMAN OF THE BOARD

•	Please DO NOT send back Bulldog’s GREEN proxy card even to vote against his nominees. If you send a GREEN card back, you will CANCEL any prior vote to elect your Management’s nominees.

•	If for any reason you signed and sent back Bulldog’s GREEN proxy card, you have the right to CHANGE your vote by signing, dating and sending back the WHITE proxy card. Only the LATEST date proxy card submitted by you COUNTS.

•	If you hold shares with a broker or custodian bank, your broker or bank cannot vote your shares. You must take ACTION by signing, dating and mailing the WHITE proxy card in the return envelope provided.

•	If you have any questions regarding the stockholder meeting or voting your WHITE proxy card please call D.F. King toll free at (866) 751-6313.

On March 27, 2015, the Fund filed with the Securities and Exchange Commission (SEC) and began mailing to stockholders a notice of annual meeting and a definitive proxy statement, together with a White Proxy Card that can be used to elect the Board’s three current incumbent nominees. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING MAY 29, 2015 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain additional copies of the notice of annual meeting and proxy statement and other documents filed by the Fund with the SEC when they become available, by contacting the Fund, 620 Eighth Avenue, New York, New York 10018, or by calling 1-888-777-0102. You may also visit the Fund’s Web site at www.lmcef.com. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s Web site at http://www.sec.gov.